Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-207562

PROSPECTUS

SPELT GROUP CORP.

7,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Spelt Group Corp. (the “Company”) and no public market currently exists for the securities being offered. We are registering for sale a total of 7,000,000 shares of common stock at a fixed price of $0.01 per share to the general public in a best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Elena Petrova, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Petrova will sell all the shares registered herein. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 7,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 7,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Anticipated Proceeds to Company

	If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$17,500	$35,000	$52,500	$70,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$9,500	$27,000	$44,500	$62,000

Spelt Group Corp. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the Securities and Exchange Commission (“SEC”). If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 7 through 12 before buying any shares of Spelt Group Corp’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

DATED MARCH 17, 2016

TABLE OF CONTENTS

PROSPECTUS SUMMARY	3
RISK FACTORS	5
FORWARD-LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	12
DILUTION	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	12
DESCRIPTION OF BUSINESS	17
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	20
EXECUTIVE COMPENSATION	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
PLAN OF DISTRIBUTION	22
DESCRIPTION OF SECURITIES	25
INDEMNIFICATION	26
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
INDEX TO THE FINANCIAL STATEMENTS	27

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Spelt Group Corp.” Refers to Spelt Group Corp. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

SPELT GROUP CORP.

Spelt Group Corp. was incorporated in Nevada on October 26, 2014. We are a development stage company and intend to commence operations in the business of graphic design. Our primary services are aimed at medium-sized businesses and planned to be as follows: creating, producing, redesigning and delivering graphic works of various kinds on customer demand. By graphic works it is implied: personal or corporate logos, brand logos, brand identities, redesign of existing logos or designing logos based on customer’s sketches, graphic posters, and customer’s brandbooks.

It is not intended by the Company, the Company’s officers and directors, any Company promoters, or their affiliates for the Company, once it is reporting, to be used as a vehicle for a private company to become a reporting company.

Spelt Group Corp. is not a Blank Check company. We have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $27,000 for the next twelve months as described in our Plan of Operations. We have to sell a minimum of 50% of the offering shares to obtain our required minimum ($27,000) of net offering proceeds taking into account the anticipated $8,000 costs of the offering. There is no assurance that we will generate significant revenue in the first 12 months after completion of our offering or ever generate significant revenue.

Being a development stage company, we have a very limited operating history. If we do not generate significant revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Landhausstrasse, 228, Stuttgart, Germany 70178. Our phone number is +442038082670.

From inception (October 26, 2014) until the date of this filing, we have had limited operating activities. From inception (October 26, 2014) through November 30, 2015 we reported revenue of $3,800 and an accumulated deficit of $2,646. Our independent registered public accounting firm has issued an audit opinion for Spelt Group Corp., which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company, developed our business plan and developed the business-model of our graphic design agency and have been looking for the potential clients. On November 1, 2015 we signed a Graphic Design Agreement with KonoPostWelle, LLC. As a result of this agreement, we have received $2,000 of revenue. As of November 30, 2015, we have completed and delivered full service (Logo Design, Brand Identity Design, Business Card Design, Corporate Stationery Design, Company Brochure Design) to KonoPostWelle, LLC and preparing additional work on an hourly basis, according to the main terms of the signed Graphic Design Agreement. On November 18, 2015 we signed a Graphic Design Agreement with Blumenen Brucke, GmbH and as a result of this agreement we generated $1,800 of revenue. As of November 30, 2015, we have completed and delivered full service (Corporate Magazine Design, Imposition, Typesetting) to Blumenen Brucke, GmbH. On November 30, 2015, we have signed a Representative Agreement with independent contractor to promote our services through a sales representative. On December 1, 2015, we signed a Graphic Design Agreement with Ei Gi Ci, GmbH. The price of this contract is $4,000, and we have received $2,000 of prepayment on January 11, 2016. We have started to prepare Logo Design, Business Card Design, Corporate Stationery Design, Company Brochure Design and Promo Design according to the main terms of the signed Graphic Design Agreement. On December 3, 2015, we signed a Freelance Graphic Design Contract with a freelance designer on a temporary basis.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $27,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. We have to sell a minimum of 50% of the offering shares to obtain our required minimum ($27,000) of net offering proceeds taking into account the anticipated $8,000 costs of the offering. If we are unable to obtain minimum funding of approximately $27,000, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	Spelt Group Corp.
Securities Being Offered:	7,000,000 shares of common stock
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 7,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 7,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 25% of the shares sold - $17,500 If 50% of the shares sold - $35,000 If 75% of the shares sold - $52,500 If 100% of the shares sold - $70,000
Securities Issued and Outstanding:

There are 7,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Elena Petrova.

If we are successful at selling all the shares in this offering, we will have 14,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $70,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from October 26, 2014 (Inception) to November 30, 2015 and should be read in conjunction with our unaudited financial statements, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 13 of this prospectus:

Balance Sheet Data	As of November 30, 2015	As of August 31, 2015
Cash	$ 4,979	$ 7,013
Total Assets	$ 4,979	$ 7,013
Total Liabilities	$ 625	$ 625
Total Stockholder’s Equity	$ 4,354	$ 6,388

Statement of Operations Data	From October 26, 2014 (Inception) to November 30, 2015
Revenue	$ 3,800
Total Expenses	$ 6,446
Net Loss	$ 2,646

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because we have a limited operating history, have yet to attain profitable operations and will need additional financing to fund our businesses, there is substantial doubt about our ability to continue as a going concern

Our financial statements for the period from October 26, 2014 (inception) to November 30, 2015 have been prepared assuming that we will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such, we may have to cease operations and you could lose your investment.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with limited operations and have incurred losses since inception. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve sufficient revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of November 30, 2015, we had cash in the amount of $4,979 and liabilities of $625. As of this date, we just recently started our operations with minimal revenues. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We will require a minimum funding of approximately $27,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Elena Petrova, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operating expenses. However, Ms. Petrova has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on October 26, 2014, and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing substantial revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any substantial revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited sales and marketing experience, which increases the risk that our business will fail.

We have no experience in the marketing of graphic design agency and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our graphic design agency will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche of graphic design agency is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful graphic design agencies operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

We cannot guarantee future customers. Even if we obtain customers, there is no assurance that we will be able to generate a profit. If that occurs we will have to cease operations.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract a sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director will own 50% or more of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

Ms. Petrova, our sole officer and director, will own 50% or more of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Petrova may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

We depend to a significant extent on a certain key person, the loss of whom may materially and adversely affect our company.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Elena Petrova for all of our operations. The loss of Ms. Petrova would have a substantial negative effect on our company and may cause our business to fail. Ms. Petrova has not been compensated for her services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. Petrova’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with her or acquiring key man insurance in the foreseeable future.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Elena Petrova, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Elena Petrova, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Our principal executive office, sole officer and director as well as the Company’s assets are located in Germany. . Any attempt to enforce judgments and bring original actions in Germany may be difficult. The stockholders from the United States would face difficulty in effecting service of process against our officers.

Our key Officer and Director, Ms. Petrova resides primarily in Germany. Our principal executive office as well as the Company’s assets are located in Germany. Any attempt to effect service of process, enforce judgments and bring original actions in Germany may be difficult.

The U.S. stockholders would face difficulty in:

•

effecting service of process within the United States on our officers;

•

enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;

•

enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and

•

bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

We are an “emerging growth company” under the jobs act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks associated with this offering

Because the offering price has been arbitrarily set by the Company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on October 26, 2014, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such, our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $70,000 from this offering, we may have to seek alternative financing to implement our business plan.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability of the Company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $7,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Our president, Ms. Petrova does not have any prior experience offering and selling securities, and our offering does not require a mimimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Ms. Petrova does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best-efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Spelt Group Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, upon effectiveness of this registration statement which does not require a company to file all the same reports and information as a fully reporting company.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided that we have less than 300 shareholders, we are not required to file these reports. If the reports are not filed, the investors will have reduced information about us including about our business, plan of operations and financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings of our common shares; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

We will incur ongoing costs and expenses for sec reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than the registration cost, we will have to utilize funds from Elena Petrova, our sole officer and director, who has verbally agreed to loan the Company funds to complete the registration process. Ms. Petrova’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

The Company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 7,000,000 shares are currently issued and outstanding. If we sell the 7,000,000 shares being offered in this offering, we would have 14,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $70,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold Fees	If 50% shares sold Fees	If 75% shares sold Fees	If 100% shares sold Fees
Gross proceeds	17,500	35,000	52,500	70,000
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	9,500	27,000	44,500	62,000
SEC reporting and compliance	9,500	10,000	10,000	10,000
Office establishment	-	2,000	3,000	4,000
Software and equipment	-	3,000	4,500	7,000
Website development	-	4,000	5,000	6,000
Marketing	-	3,000	12,000	20,000
Sales managers	-	5,000	10,000	15,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Elena Petrova, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. Petrova’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Ms. Petrova will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Petrova. Ms. Petrova will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

The current use of proceeds tables provide us with the capital we believe it will take for us to reach a level of development that we can begin acquiring clients and actually provide a service to these clients that is satisfactory at minimum. Each table represents a different level of funds that would result in increased or decreased customers and services provided as a result. However, we cannot say with any certainty exactly how substantially, or to what effect, the following values will materially alter the results of our future business operations.

We believe that if we are able to sell 50% of the shares being offered then we will have sufficient funds to establish our office which will include, but not strictly be limited to, an office PC, a telephone, a fax, a multifunction printer, stationery and furniture, etc., that we will need in order to fully equip our target staff; purchase software for graphic design with advanced licenses for multiple workstations and equipment (PCs with advanced features for graphic design with integrated high graphic card and high resolution displays); to develop our website; to start our marketing campaign and to hire one sales manager. However, if we are unable to sell 50% of the shares in this offering then we will not be able to fully establish our office and to buy a PC with advanced features for graphic design. If we sell 25% of the shares in this offering we will able to pay for the SEC reporting and compliance even less then $10,000. If we are to sell 75% or 100% of the shares in this offering, then the quality of our office equipment, PCs productivity, software licince posabilities, marketing campaign quality, sales managers quantaty will increase and we will be able to generate revenue more efficiently.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of November 30, 2015 was $4,354 or approximately $0.0006 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of November 30, 2015.The following table sets forth as of November 30, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.01	$0.01	$0.01	$0.01
Post offering net tangible book value	$13,854	$31,354	$48,854	$66,354
Post offering net tangible book value per share	$0.0016	$0.0030	$0.0040	$0.0047
Pre-offering net tangible book value per share	$0.0006	$0.0006	$0.0006	$0.0006
Increase (Decrease) in net tangible book value per share after offering	$0.0010	$0.0024	$0.0034	$0.0041
Dilution per share	$0.0084	$0.0070	$0.0060	$0.0053
% dilution	84%	70%	60%	53%
Capital contribution by purchasers of shares	$17,500	$35,000	$52,500	$70,000
Capital Contribution by existing stockholders	$7,000	$7,000	$7,000	$7,000
Percentage capital contributions by purchasers of shares	71.43%	83.33%	88.24%	90.91%
Percentage capital contributions by existing stockholders	28.57%	16.67%	11.76%	9.09%
Gross offering proceeds	$17,500	$35,000	$52,500	$70,000
Anticipated net offering proceeds	$9,500	$27,000	$44,500	$62,000
Number of shares held by public investors after offering	1,750,000	3,500,000	5,250,000	7,000,000
Total shares issued and outstanding	8,750,000	10,500,000	12,250,000	14,000,000
Purchasers of shares percentage of ownership after offering	20.00%	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	80.00%	66.67%	57.14%	50.00%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance was $4,979 as of November 30, 2015. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Elena Petrova, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of November 30, 2015, Ms. Petrova has advanced to us $625. Ms. Petrova, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.

On November 1, 2015, we signed a Graphic Design Agreement with KonoPostWelle, LLC. As a result of this agreement, we have received $2,000 of revenue. As of November 30, 2015, we have completed and delivered full service (Logo Design, Brand Identity Design, Business Card Design, Corporate Stationery Design, Company Brochure Design) to KonoPostWelle, LLC and preparing additional work on an hourly basis, according to the main terms of the signed Graphic Design Agreement. On November 18, 2015, we signed a Graphic Design Agreement with Blumenen Brucke, GmbH and as a result of this agreement we generated $1,800 of revenue. As of November 30, 2015, we have completed and delivered full service (Corporate Magazine Design, Imposition, Typesetting) to Blumenen Brucke, GmbH. On November 30, 2015, we have signed a Representative Agreement with independent contractor to promote our services through a sales representative. On December 1, 2015, we signed a Graphic Design Agreement with Ei Gi Ci, GmbH. The price of this contract is $4,000 and we have received $2,000 of prepayment on January 11, 2016. We have started to prepare Logo Design, Business Card Design, Corporate Stationery Design, Company Brochure Design and Promo Design according to the main terms of the signed Graphic Design Agreement. On December 3, 2015, we signed a Freelance Graphic Design Contract with a freelance designer on a temporary basis.

There is no assurance that we will ever reach the minimum required funding from this offering. We will perform and deliver the work under the signed agreements using our current resources even without proceeds from the offering. However we need founds from this offering to cover our expenses. We need funds to finish our website and hire a sales manager to promote our service. Moreover, the amounts we have already received under the agreements would be refunded if we are unable to perform and deliver the work.

In order to implement our plan of operations for the next twelve month period, we require a minimum of $27,000 of funding from this offering. Being a development stage company, we have very limited operating history and we do not currently have any arrangements for additional financing. Our principal executive offices are located at Landhausstrasse, 228, Stuttgart, Germany 70178. Our phone number is +442038082670.

We are a development stage company and we have not generated sufficient revenue to date to meet our operating costs. Our full business plan entails activities described in the Plan of Operation. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We currently have not planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued its audit opinion with an explanatory paragraph regarding the Company’s ability to continue as a going concern. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated substantial revenues and no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $70,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on October 26, 2014. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has generated $3,800 in revenues and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

We intend to commence operations in the business of graphic design. Our primary services are aimed at medium-sized businesses and planned to be as follows: creating, producing, redesigning and delivering graphic works of various kinds on customers demand. By graphic works it is implied: personal or corporate logos, brand logos, brand identities, redesign of existing logos or designing logos based on customer’s sketches, graphic posters, and customer’s brandbooks.

We intend to spend money on research and development when our business plan is complete in order to develop our business. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $27,000 (if 50% of the shares sold), our business may fail.

Our cash needs for the next twelve months (estimated at between $27,000 and $62,000) and plan of operations following the completion of our public offering is as follows:

Office Establishment

Cost: $2,000-$4,000

Minimum requirements of our agency to continue operations successfully are obtaining the following office equipment: an office PC, a telephone, a fax, a multifunction printer, stationery and furniture. We expect the cost to be equal to $2,000. We plan to buy the office equipment mentioned above in case we manage to sell 50% of the shares offered. In case we sell 75% of the shares offered we go on to buying additional equipment with advanced features with estimated price of $3,000. Provided that we sell all of the shares offered, we might be able to buy more advanced equipment to carry out everyday operations in full amount; therefore the office set up costs are estimated to be equal to $4,000.

Software and Equipment

Cost: $3,000-$7,000

We intend to purchase the professional equipment and software for graphic designing. We plan to purchase PCs with advanced features for graphic design with integrated high graphic card, high resolution displays. Another object of expenditure is buying software for graphic design. To produce visual design answering our requirements, we might need Adobe Photoshop CC, Adobe Illustrator CC (or CorelDRAW as a substitute), Autodesk 3ds Max, AutoCAD. We plan to buy advanced licenses for multiple workstations in order to support business growth and development. We intend to spend $3,000 minimum for the equipment and in case we sell 75% and 100% of the shares, we will buy better equipment and software with advanced features. It will cost us about $4,500 and $7,000 accordingly.

Website Development

Cost: $4,000-$6,000

To support our customers and to provide them with information regarding our services, we expect to develop a website. We plan to create website using different software platforms. Our director will be responsible for web-design. Depending on the complexity of programming and the features of the website, we expect the expenditure to be a minimum of $4,000. We also intend to order a landing web page to draw potential customers to our services.

Marketing

Cost: $3,000-$20,000

We are intending to promote with the following marketing instruments: online marketing, direct sales, and presentations. To get into focus of our potential customers, we intend to advertise on the web, in social web communities, with the help of direct mailing, and phone calls as well.

Our active marketing campaign, including a landing page, is likely to result in our promotion. We expect to place web-banners on the web-sites related to graphics, design, marketing and branding, such as Behance. One of our spending patterns is likely to be Google contextual advertising, to attract the attention of users who search information related mainly to business graphics, or of various other sorts. Once website launch is successful, we keep in mind to develop and maintain Facebook, Twitter, Instagram and Google+ pages to share full information and updates concerning our services. We believe that our key marketing strategy is likely to be online marketing. The expenditure might be equal to at least $3,000, in case we sell 50% of the shares offered. Upon 75% and 100% of the shares sold, we need $12,000 and $20,000 accordingly.

Sales Managers and Designers

Cost: $5,000-$15,000

Our agency will need a designer or a group of skillful designers to carry out all the jobs concerning graphics. The Company plans to hire sales managers to perform consultations and direct sales in person or by phone and execute contracts with customers on behalf of the Company. In case we sell 75% and 100% of the shares, we plan to hire additional designers and sales managers.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold Fees	If 50% shares sold Fees	If 75% shares sold Fees	If 100% shares sold Fees
Gross proceeds	17,500	35,000	52,500	70,000
Offering expenses	8,000	8,000	8,000	8,000
Net proceeds	9,500	27,000	44,500	62,000
SEC reporting and compliance	9,500	10,000	10,000	10,000
Office Establishment	-	2,000	3,000	4,000
Software and Equipment	-	3,000	4,500	7,000
Website Development	-	4,000	5,000	6,000
Marketing	-	3,000	12,000	20,000
Sales Managers	-	5,000	10,000	15,000

The current use of proceeds tables provide us with the capital we believe it will take for us to reach a level of development that we can begin acquiring clients and actually provide a service to these clients that is satisfactory at minimum. Each table represents a different level of funds that would result in increased or decreased customers and services provided as a result. However, we cannot say with any certainty exactly how substantially, or to what effect, the following values will materially alter the results of our future business operations.

We believe that if we are able to sell 50% of the shares being offered then we will have sufficient funds to establish our office which will include, but not strictly be limited to, an office PC, a telephone, a fax, a multifunction printer, stationery and furniture, etc., that we will need in order to fully equip our target staff; purchase software for graphic design with advanced licenses for multiple workstations and equipment (PCs with advanced features for graphic design with integrated high graphic card and high resolution displays); to develop our website; to start our marketing campaign and to hire one sales manager. However, if we are unable to sell 50% of the shares in this offering then we will not be able to fully establish our office and to buy a PC with advanced features for graphic design. If we sell 25% of the shares in this offering we will able to pay for the SEC reporting and compliance even less then $10,000. If we are to sell 75% or 100% of the shares in this offering, then the quality of our office equipment, PCs productivity, software license possiblities, marketing campaign quality, sales managers quantity will increase and we will be able to generate revenue more efficiently.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have not generated any significant revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of Operations

From October 26, 2014 (Inception) to August 31, 2015

During the period we incorporated the Company and prepared a business plan. Our losses since inception were $612. We have just recently started our business operations; however, will not start significant operations until we have completed this offering.

For the Three Months Ended November 30, 2015

On November 1, 2015 we have signed a Graphic Design Agreement with KonoPostWelle, LLC. As a result of this agreement, we have received $2,000 of revenue. As of November 30, 2015, we have completed and delivered full service to KonoPostWelle, LLC. On November 18, 2015 we have signed a Graphic Design Agreement with Blumenen Brucke, GmbH and as the result of this agreement we have generated $1,800 of revenue. As of November 30, 2015, we have completed and delivered full service to Blumenen Brucke, GmbH. We have developed our business plan, developed and tested our business-model and have been looking for the potential clients.

LIQUIDITY AND CAPITAL RESOURCES

As of November 30, 2015, the Company had $4,979 cash and liabilities were $625, comprised of an amount owed to Elena Petrova, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $27,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 7,000,000 shares of common stock to our sole officer and director, at a price of $0.001 per share, for net proceeds of $7,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Elena Petrova, our sole officer and director, who has verbally agreed to loan the Company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. Petrova has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. Ms. Petrova’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $27,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to ensure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $27,000 under this offering, the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

We intend to commence operations in the business of graphic design. Our primary services are aimed at medium-sized businesses and planned to be as follows: creating, producing, redesigning and delivering graphic works of various kinds on customer demand. By graphic works it is implied: personal or corporate logos, brand logos, brand identities, redesign of existing logos or designing logos based on customer’s sketches; designing, creating, customizing, producing of corporate brand books, art posters, advertising posters, event posters; creating illustrations, infographics, information posters; creating, designing or re-designing corporate fonts, brand fonts, packages; design prints to be used on most sorts of outwear. Due to customer demand or business growth a few changes in the business might occur to meet the requirements of the customers or on the account of the niche the Company plans to take.

As we plan to provide online graphic design services we keep in mind to provide our service around the world. We plan to start our sales primarily in Germany. The final product of the graphic design service is a multimedia file(s) which possible to download to any secured cloud-based server or secured customer's FTP server. It makes the business convenient for worldwide operation through the Internet. We intend to use online and phone communications with our potential customers to deliver a graphic design service. We believe that our key marketing strategy is likely to be online marketing and direct sales. We intend to focus our marketing campaign on the Internet as an option to promote our service worldwide and intend to use English version website as primary version. We plan to develop multilingual website for our graphic design service proposal.

Our principal office address is located at Landhausstrasse, 228, Stuttgart, Germany 70178. Our telephone number is +442038082670. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned any sufficient revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

Business Concept

The Company’s primary goal is to design logos, identities, posters, customize or redesign existing works to meet the expectations of the customers. As business might expand into related markets, our customers might be able to apply for custom designs of their corporate stationery or a website as well. For our potential clients comfort, we think of establishing an online webstore with ready-to-use works, such as logos. In case of ordering a new work or demanding customization of existing ones, the customer will be provided with a form to fill in, in order to clarify the details of work to be done (what colors or fonts are to be used, Company’s motto etc.)

Thus, customers are likely to be provided with the following:

1) a webstore - to order ready-made logos, posters and other works;

2) a set of packages the customers may chose from -  basic, extended, premium (with its own features each);

3) market research of the industry and competitors;

Basic package includes logo, or other work approved by the customer;

Extended package includes 2 concepts with one variation, approved by the customer;

Premium package includes 3-4 concepts and at least 2 variations, icons for web and mobile apps, prototypes of business image (mockups of business cards and Company’s documents), exclusive copyrights and designing revisions (if needed)

All packages include hi-resolution images delivered in the following formats; .eps, .jpg, .pdf., ico, .psd, .tiff, .svg, .ai.

Once customers book our services, they are provided with the following options:

1) options to customize their existing logo or other works, or customize the works they buy from our agency;

2) an option to place orders online or via the application designed for this needs;

3) an option to order works by email, or directly by the phone.

4) an option to order a logo or other work, based on their own sketch drawn or the idea described in a written form;

This isn’t the full list of services planned to be carried out. The list may grow as the business grows and customer demand may vary. The price of services will be based on and will be influenced by average price on the market, by the package chosen, by how much additional work (not included in any package) is to be done.

Clients

Our services are aimed at medium-sized enterprises who would like to stand out among their competitors with their unique logo or brand identity, as well as at individuals who desire to obtain some sort of graphic work of their own.

On the account of appropriate registration, we will provide our services to our potential clients who, presumably, fall under the description:

1) medium-sized or small business competing to stand out in a row of similar services;

2) business that lacks corporate or brand identity or businesses going through rebranding;

3) on-line services (shops, video and music streaming services, online gaming services etc.) that needs web design or icons matching their services or identity.

4) well-know companies that needs a product logo or a product concept;

Marketing

Our main marketing instruments are planned to be the following: online marketing, direct sales, and presentations. To get into focus of our potential customers we intend to use the marketing strategies, such as web advertisements, social web communities marketing, direct mailing, and phone calls. The plan of our active marketing campaign to promote our services includes developing a landing page. We plan to spend money to pay for Google contextual advertising, to attract the attention of users who search information related to graphic design. Taking part at the exhibitions related to graphic design might draw attention of potential clients to our services. We believe that our key marketing strategy is likely to be online marketing and direct sales. We plan to pay for SEO (Search Engine Optimization), which will help to advance in the search results of our graphic design service of Google, Bing, Yahoo, Aol queries. Upon successful launching of our website we keep in mind to develop and maintain Facebook, Twitter, Instagram and Google+ pages to provide customers with full information concerning our service. We intend to focus our marketing campaign on the Internet as an option to promote our service worldwide and intend to use English version website as primary version. We plan to develop multilingual website for our graphic design service proposal.

Competition

The market is full of designing agencies but the main difference of our Company is that we are ready to provide services online, so our customers may be of different location. Having a webstore with ready-to-use works will help our customers to save time and decide what sort of work they desire to obtain. The combining of our features will help us to occupy our own place in a relatively free niche. In order to advance and expand on the market, we intend to provide the exclusive features as to provide our customers with full customization of any job ordered; to provide customers with designing revisions (as much as needed, on demand); to provide customers with exclusive copyrights of exclusive designs; to provide customers with both online services and consulting on services in the office; to provide customers with a wide range of graphic works - from web icons to informational posters; to support customers online and in the office.The list of features might be prolonged due to business growth.

Revenue

We plan to make revenues on selling graphic works. Our customers will be able to choose between packages provided by our Company, selling advertising space on the website concerning business promotion or business consultation, selling branded stationery for a fee not included into packages, on client’s demand, as business develops, we might find more ways to make revenues to keep business on-going.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a start up company and currently have no employees. Elena Petrova, our sole officer and director, is a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at Landhausstrasse, 228, Stuttgart, Germany 70178. This is the office provided by our President and Director, Elena Petrova. We do not pay any rent to Ms. Petrova and there is no agreement to pay any rent in the future. Our telephone number is +442038082670.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Elena Petrova Landhausstrasse, 228, Stuttgart, Germany 70178	26	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Elena Petrova has acted as our President, Treasurer, Secretary and sole Director since we incorporated on October 26, 2014. Ms. Petrova owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Petrova was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Ms. Petrova graduated from Hochschule Pforzheim University, Faculty of Design in 2013. Since 2013, she has been working as the freelance graphic designer. We believe that Ms. Petrova’s specific experience, qualifications and skills will enable us to develop our business.

During the past ten years, Ms. Petrova has not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Ms. Petrova was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Petrova’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Elena Petrova, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on October 26, 2014 until November 30, 2015:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Elena Petrova, President, Secretary and Treasurer	October 26, 2014 to November 30, 2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officer.

Ms. Petrova currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period from inception (October 26, 2014) to November 30, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Elena Petrova	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Elena Petrova will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Other than Ms. Petrova’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. Petrova, directly or indirectly, from the Company.

On July 1, 2015, we issued a total of 7,000,000 shares of restricted common stock to Elena Petrova, our sole officer and director in consideration of $7,000. Further, Ms. Petrova has advanced funds to us. As of November 30, 2015, Ms. Petrova has advanced to us $625. Ms. Petrova will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Petrova. Ms. Petrova will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Ms. Petrova does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Petrova or the repayment of the funds to Ms. Petrova. The entire transaction was oral. We have a verbal agreement with Ms. Petrova that, if necessary, she will loan the Company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Elena Petrova Landhausstrasse, 228, Stuttgart, Germany 70178	7,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of November 30, 2015, there were 7,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 7,000,000 shares of our common stock for sale at the price of $0.001 per share.

This is a self-underwritten offering, and Ms. Petrova, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. Petrova will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.

Our sole officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our sole officer and director is not, nor will she be at the time of her participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts her participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by her of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $7,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Spelt Group Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of November 30, 2015, there were 7,000,000 shares of our common stock issued and outstanding. Those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Elena Petrova owns all 7,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Spelt Group Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

GBH CPAs, PC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. GBH CPAs, PC has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Law Offices of Mont E. Tanner has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided that we have less than 300 shareholders, we are not required to file these reports. If the reports are not filed, the investors will have reduced information about us including about our business, plan of operations and financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings of our common shares; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is August 31, 2015. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by GBH CPAs, PC.

Our financial statements from inception (October 26, 2014) to August 31, 2015, immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and Stockholder of

Spelt Group Corp.

Reno, Nevada

We have audited the accompanying balance sheet of Spelt Group Corp. as of August 31, 2015, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from October 26, 2014 (inception) to August 31, 2015.  Spelt Group Corp.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spelt Group Corp. as of August 31, 2015, and the results of its operations and its cash flows for the period from October 26, 2014 (inception) to August 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Spelt Group Corp. will continue as a going concern.  As discussed in Note 2 to the financial statements, Spelt Group Corp. has suffered recurring losses from operations and has not yet generated any revenue from operations since inception that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
October 21, 2015

SPELT GROUP CORP.

BALANCE SHEET

AS OF AUGUST 31, 2015

August 31, 2015

ASSETS

CURRENT ASSETS
Cash	$ 7,013
TOTAL ASSETS	$ 7,013

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES
Current Liabilities:
Advances payable - related party	$ 625
TOTAL LIABILITIES	625

Commitments and contingencies

STOCKHOLDER’S EQUITY
Common stock: $0.001 par value; authorized 75,000,000 shares;
7,000,000 shares issued and outstanding	7,000
Accumulated deficit	(612)
Total Stockholder’s Equity	6,388

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 7,013

The accompanying notes are an integral part of the financial statements.

SPELT GROUP CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (OCTOBER 26, 2014) TO AUGUST 31, 2015

Revenue	$ -

Operating Expenses:
General and administrative expenses	612
Total Operating Expenses	612

Net loss	$ (612)

Net loss per common share – basic and diluted	$ (0.00)

Weighted average number of common shares outstanding – basic and diluted	1,404,531

The accompanying notes are an integral part of the financial statements.

SPELT GROUP CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM INCEPTION (OCTOBER 26, 2014) TO AUGUST 31, 2015

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances at inception (October 26, 2014)	-	$ -	$ -	$ -	$ -

Common stock issued for cash	7,000,000	7,000	-		7,000

Net loss	-	-	-	(612)	(612)

Balances as of August 31, 2015	7,000,000	$ 7,000	$ -	$ (612)	$ 6,388

The accompanying notes are an integral part of the financial statements.

SPELT GROUP CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (OCTOBER 26, 2014) TO AUGUST 31, 2015.

Cash Flows From Operating Activities:
Net loss	$ (612)
Cash used in operating activities	(612)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	7,000
Advances from stockholder	625
Net cash provided by financing activities	7,625

Net increase in cash	7,013
Cash, beginning of period	-
Cash, end of period	$ 7,013

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$ -
Cash paid for income taxes	$ -

The accompanying notes are an integral part of the financial statements.

SPELT GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

SPELT GROUP CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on October 26, 2014.

Since inception, the Company has devoted substantially all of its efforts to establishing a new graphic design business. While operations have not commenced, the Company has generated expenses and no revenue from the limited efforts.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the Company’s business plan.

The Company has adopted an August 31 fiscal year end.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of August 31, 2015 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (October 26, 2014) to August 31, 2015 of $612. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At August 31, 2015 the Company's bank deposits did not exceed the insured amounts.

Basic and Diluted Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Subsequent Events

The Company has evaluated all transactions from August 31, 2015 through the financial statement issuance date for subsequent event disclosure consideration.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On July 1, 2015, the Company issued 7,000,000 shares to the Company’s sole officer and director at $0.001 per share for total proceeds of $7,000.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since October 26, 2014 (inception) through August 31, 2015, the Company’s sole officer and director loaned the Company $625 to pay for incorporation costs and operating expenses.  As of August 31, 2015, the amount outstanding was $625. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – INCOME TAX

As of August 31, 2015 the Company had net operating loss carry forwards of $612 that may be available to reduce future years’ taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

INDEX TO UNAUDITED FINANCIAL STATEMENTS

Balance Sheets – As of November 30, 2015 and August 31, 2015.	F-8

Statements of Operations – For the Three Months Ended November 30, 2015 and for the Period From Inception (October 26, 2014) to November 30, 2014.	F-9

Statements of Cash Flows – For the Three Months Ended November 30, 2015 and for the Period From Inception (October 26, 2014) to November 30, 2014.	F-10

Notes to Financial Statements	F-12

SPELT GROUP CORP.

BALANCE SHEETS

(Unaudited)

	November 30, 2015	August 31, 2015

ASSETS

CURRENT ASSETS
Cash	$ 4,979	$ 7,013
TOTAL ASSETS	$ 4,979	$ 7,013

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES
Current Liabilities:
Advances payable - related party	$ 625	$ 625
TOTAL LIABILITIES	625	625

Commitments and contingencies

STOCKHOLDER’S EQUITY
Common stock: $0.001 par value; authorized 75,000,000 shares;
7,000,000 shares issued and outstanding	7,000	7,000
Accumulated deficit	(2,646)	(612)
Total Stockholder’s Equity	4,354	6,388

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 4,979	$ 7,013

The accompanying notes are an integral part of the financial statements.

SPELT GROUP CORP.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended November 30, 2015	For the Period From Inception (October 26, 2014) to November 30, 2014
Revenue	$ 3,800	$ -

Operating Expenses:
General and administrative expenses	5,834	525
Total Operating Expenses	5,834	525

Net loss	$ (2,034)	$ (525)

Net loss per common share – basic and diluted	$ (0.00)	-

Weighted average number of common shares outstanding – basic and diluted	7,000,000	-

The accompanying notes are an integral part of the financial statements.

SPELT GROUP CORP.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended November 30, 2015	For the Period From Inception (October 26, 2014) to November 30, 2014
Cash Flows From Operating Activities:
Net loss	$ (2,034)	$ (525)
Cash used in operating activities	(2,034)	(525)

Cash Flows From Financing Activities:
Advances from stockholder	-	525
Net cash provided by financing activities	-	525

Net increase in cash	(2,034)	-
Cash, beginning of period	7,013	-
Cash, end of period	$ 4,979	$ -

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$ -	$ -
Cash paid for income taxes	$ -	$ -

The accompanying notes are an integral part of the financial statements.

SPELT GROUP CORP.

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

SPELT GROUP CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on October 26, 2014.

Since inception, the Company has devoted substantially all of its efforts to establishing a new graphic design business.  The Company has generated expenses and revenue from the limited efforts.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the Company’s business plan.

The Company has adopted an August 31 fiscal year end.

Interim Financial Statements

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and in accordance with the rules and regulations of the United States Securities and Exchange Commission with respect to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Interim results are not necessarily indicative of the results for the full year. These unaudited interim financial statements should be read in conjunction with the audited financial statements of the Company for the year ended August 31, 2015 and notes thereto contained in this prospectus.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of November 30, 2015 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has incurred a cumulative net loss from inception (October 26, 2014) to November 30, 2015 of $2,646. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company has provided a discussion of significant accounting policies, estimates and judgments in its audited financial statements for the year ended August 31, 2015 and notes thereto contained in this prospectus.  There have been no changes to the Company’s significant accounting policies since August 31, 2015.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

NOTE 5 – RELATED PARTY TRANSACTIONS

Since October 26, 2014 (inception) through November 30, 2015, the Company’s sole officer and director loaned the Company $625 to pay for incorporation costs and operating expenses.  As of November 30, 2015, the amount outstanding was $625. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – INCOME TAX

As of November 30, 2015, the Company had net operating loss carry forwards of $2,646 that may be available to reduce future years’ taxable income through 2035. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – SUBSEQUENT EVENTS

On December 1, 2015, the Company signed a Graphic Design Agreement with Ei Gi Ci, GmbH. The price of this contract is $4,000. On December 3, 2015, the Company signed a Freelance Graphic Design Contract with a freelance designer on a temporary basis.

PROSPECTUS

7,000,000 SHARES OF COMMON STOCK

SPELT GROUP CORP.

_______________

Dealer Prospectus Delivery Obligation

Until November 17, 2016, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.